Rescission of Agreement and Plan of Exchange
                                       and
                              Release of all Claims

                           EFFECTIVE DECEMBER 20, 1995

         An  Agreement  and  Plan of  Exchange  dated  December  20,  1995  (the
"Agreement") was entered into by and between Hamilton Exploration Co., Inc. (n/k/a Eurotronics Holdings Incorporated) a Utah corporation with principal offices located at 268 West 400 South, Suite 300, Salt Lake City, Utah 84101 ("Hamilton"), and Eurotronics International Incorporated, a Nevada corporation ("EII") with principal offices located at 82-66 Austin Street, Kew Gardens, New York 11415, and the shareholders thereof (the "EII Shareholders"). Hamilton, EII and the EII Shareholders (the "Parties") entered into the Agreement to exchange certain shares of common stock as set forth in the Agreement.

         The Parties hereby agree to rescind and terminate ab initio, the December 20, 1995 Agreement and amendments thereto executed on March 30, 1996 ("Amended Agreement") and agree not to be bound by the terms of the said Agreements, because all Parties have determined that they are unable to fully meet the terms of said Agreements and therefore said terms are not in the best interest of the Parties. The Parties further agree to hold one another harmless, release any and all claims against one another stemming from the Agreements and indemnify one another with respect to any obligations arising pursuant to or from the said Agreements.

         The EII Shareholders agree to return all shares of EHI's common stock to EHI which were issued to them in connection with the Agreements and to cooperate in returning such certificates to EHI. EHI further agrees to return all shares and any related certificates of EII common stock it received pursuant to the Agreements to the EII Shareholders.

     IN WITNESS WHEREOF, the Parties have executed this Rescission and Release of All Claims on this 8th day of May 1996.

"Eurotronics Holdings Incorporated"     "Eurotronics International Incorporated"

/s/ James Tilton, President              /s/ Jane Zheng, Secretary

"The Eurotronics International Shareholders"



/s/ Jane Zheng, President                            /s/ James Tilton
ZJ, Inc.                                             ATJ, Inc.
By; Jane Zheng                                       By: James Tilton
Its President                                        Its President




/s/ Aster De Schrijver
ADS Ltd. (Isle of Man)                               /s/ Jane Zheng
By: Aster De Schrijver
Its Chairman